                           EXHIBIT 11 TO FORM 10QSB

                           ESENJAY EXPLORATION, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                   Three months ended March 31,
                                                   ----------------------------
                                                        1998          1997
                                                     ----------    -----------
BASIC EARNINGS PER SHARE
   Weighted average common shares
     outstanding                                      1,655,984      1,644,317
                                                     ----------    -----------
   Basic (loss) per share                                  (.38)         (0.84)
                                                     ----------    -----------
                                                     ----------    -----------
EARNINGS FOR BASIC AND DILUTED
COMPUTATION

   Net (loss)                                          (608,588)    (1,352,022)
   Preferred share dividends                            (25,788)       (25,788)
                                                     ----------    -----------
   Net income to common shareholders
     (Basic (loss) per share computation)            $(634,376)   $(1,377,810)
                                                     ----------    -----------
                                                     ----------    -----------

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